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                                                                      EXHIBIT 11

                       [LETTERHEAD OF BROWN & WOOD LLP]






                                              September 12, 1997


    MuniYield New York Insured Fund II, Inc.
    800 Scudders Mill Road
    Plainsboro, New Jersey 08536


    Ladies and Gentlemen:


         We have acted as counsel for MuniYield New York Insured Fund II, Inc. ("MuniYield") in connection with its proposed acquisition of all of the assets and assumption of all of the liabilities of Taurus MuniNewYork Holdings, Inc. ("TAURUS"), in exchange for newly-issued shares of common stock and auction market preferred stock of MuniYield (collectively, the "Reorganization"). This opinion is furnished in connection with MuniYield's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (File No. 333-33759; the "Registration Statement"), relating to shares of common stock and auction market preferred stock of MuniYield, each par value $0.10 per share (collectively, the "Shares"), to be issued in the Reorganization.

         As counsel for MuniYield, we are familiar with the proceedings taken by it and to be taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of MuniYield, as amended and supplemented, the By-Laws of MuniYield, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.

         Based upon the foregoing, we are of the opinion that subsequent to the approval of the Agreement and Plan of Reorganization between MuniYield and Taurus set forth in the joint proxy statement and prospectus constituting a part of the Registration Statement (the "Joint Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock or auction market preferred stock, as the case may be, of MuniYield.
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         We hereby consent to the filing of this opinion as an exhibit to the
    Registration Statement and to the use of our name in the Joint Proxy Statement and Prospectus constituting parts thereof.



                                         Very truly yours,



                                         /s/ BROWN & WOOD LLP

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